UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): June 17, 2008 ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 17, 2008, Royal Caribbean Cruises Ltd. (the “Company”) announced that it is revising the fuel supplement charged to guests sailing onboard three of its brands. The revised fuel supplements will apply to bookings made throughout the world on or after June 30, 2008. Additional details are available on the Company’s brand websites and its travel agent website, CruisingPower.com.

Onboard Royal Caribbean International and Celebrity Cruises, for first and second guests in a stateroom, the revised fuel supplement will be $10 (U.S.D.) per-person, per-day, and total no more than $140 (U.S.D.) per-person, per-cruise. Additional guests in a stateroom will be charged $5 (U.S.D.) per-person, per day, and total no more than $70 (U.S.D.) per-person, per-cruise.

Onboard Azamara Cruises, for first and second guests in a stateroom, the revised fuel supplement will be $15 (U.S.D.) per-person, per-day. Additional guests in a stateroom will not be charged a fuel supplement.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	June 17, 2008	By:	/s/ Bradley H. Stein

			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel